Exhibit 10.1

[Form of Rollover Agreement]

November 16, 2014

CONFIDENTIAL

Vector CH Holdings (Cayman), L.P.

c/o Vector Capital Management, L.P.

One Market Street

Steuart Tower, 23rd Floor

San Francisco, California 94105

Re:     Rollover Agreement

Ladies and Gentlemen:

Reference is made to that Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among ChyronHego Corporation, a New York corporation (the “Company”), Vector CH Holdings (Cayman), L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Parent”) and CH Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Capitalized terms used but not defined here (this “Rollover Agreement”) have the meanings ascribed to them in the Merger Agreement. As used herein, the terms “Parent” and “Merger Subsidiary” shall include any entity to which Parent or Merger Subsidiary, as applicable, shall assign their respective rights, interests and obligations under the Merger Agreement in accordance with Section 10.3 thereof. The undersigned and Vector Capital IV L.P. and its affiliates (“Vector”) and any other persons who invest in Parent are collectively referred to herein as the “Investors”. This Rollover Agreement is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Subsidiary and the Company.

This Rollover Agreement confirms the commitment of the undersigned, subject to the conditions set forth herein, to transfer, contribute and deliver to Parent that number of shares of Company Stock as set forth on Exhibit A attached hereto (but excluding stock options or shares or money received upon exercise of options) (the “Rollover Shares”) immediately prior to the Effective Time in exchange for such number of units of equity of Parent with an aggregate original issue price equal to the product of the Rollover Shares multiplied by the Merger Consideration (which equity shall be of the class and series set forth on the Term Sheet (the “Term Sheet”) attached as Exhibit B hereto, the “Subject Equity Securities”) and shall have an original issue price per unit equal to the original issue price per unit of all the Investors; provided, however, that the undersigned’s right to contribute the Rollover Shares in exchange for equity of Parent shall be subject to the undersigned executing a customary operating and members agreement (or similar documents) with Vector and any other Investor, on substantially the terms and conditions set forth in Exhibit B attached hereto. Immediately following the closing of Merger, there shall not be outstanding any equity securities of the Parent or any securities or securities convertible or exchangeable or exercisable for any equity securities of the Parent other than the equity issued to the undersigned, Vector and the other Investors, except as set forth on Exhibit C and except for equity issuable as contemplated by the Term Sheet. For purposes of illustration only, Exhibit C sets forth an example of the capitalization table based on the assumed total outstanding equity required to be funded to Parent at Closing.

The undersigned’s obligation to transfer, contribute and deliver the Rollover Shares to Parent is subject to (i) the satisfaction of the conditions or waiver of such conditions by Parent as set forth in the Merger Agreement and consummation of the Merger in accordance with the Merger Agreement, (ii) the representations and warranties of the Parent set forth in this Agreement being true and correct in all material respects at and as of the Closing as if made at and as of the Closing, (iii) Parent’s compliance in all material respects with its obligations hereunder, (iv) the absence of any prohibition against the consummation of the transactions contemplated hereby by any applicable law, statute, rule, regulation, judgment or order of any governmental authority of competent jurisdiction, (v) the completion of the Transactions contemplated by the Term Sheet substantially in accordance with the Term Sheet, (vi) the furnishing of funds by Vector to Parent in satisfaction of Vector’s obligations to Parent under their equity commitment letter in the form provided to the undersigned, executed on the date hereof, (vii) the execution by the Investors of the Shareholders Agreement on the terms set forth in the Term Sheet and, with respect to matters not covered by the Term Sheet, on customary terms, (viii) the execution by Parent of the registration rights agreement on the terms set forth in the Term Sheet and, with respect to matters not covered by the Term Sheet, on customary terms; and (ix) Parent shall have taken such steps as shall be required to amend its organizational documents to provide for issuance of the Subject Equity Securities on terms consistent with the Term Sheet and, with respect to matters not covered by the Term Sheet, on customary terms.

The transfer, contribution and delivery of the Rollover Shares will occur immediately prior to the Closing and contemporaneous with the simultaneous issuance to the undersigned of the Subject Equity Securities.

The undersigned and Parent shall use their commercially reasonable efforts to cause the conditions above to be satisfied.

The undersigned’s obligation to transfer, contribute and deliver the Rollover Shares will terminate automatically and immediately upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the agreement by the undersigned and Vector to terminate this Rollover Agreement.

The undersigned’s obligation to transfer, contribute and deliver the Rollover Shares may not be assigned.

The undersigned represents and warrants that (i) the undersigned has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder and (ii) this letter agreement has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressees against the undersigned in accordance with its terms.

Parent represents and warrants that:

 (i) Parent has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder ;

(ii) this letter agreement has been duly and validly executed and delivered by Parent and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressees against the undersigned in accordance with its terms ;

(iii) Parent and each of its subsidiaries, which is directly or indirectly wholly-owned by Parent, was organized solely for the purpose of effecting the transactions contemplated by the Merger Agreement and the other Transaction Documents, and, as of the Effective Time, will have engaged in no activity other than in connection with such transaction ;

(iv) Parent (a) is a “foreign eligible entity” within the meaning of Treasury Regulations Section 301.7701-3, (b) has made an election pursuant to U.S. Treasury Regulation 301.7701-3 to be classified as other than an association taxable as a corporation for U.S. federal income tax purposes, and such election shall have been made with an effective date not later than the day prior to the Closing; and

(v)Parent is not aware of any reason why the Rollover would be a transaction in which gain or loss would be recognized for U.S. federal income tax purposes.

Parent shall use all reasonable efforts to ensure that the Rollover as a transaction described in Section 721 of the U.S. Internal Revenue Code of 1986, as amended, and agree to file all relevant tax returns and information returns with the taxing authorities in a manner consistent with such treatment.

It is the desire and intent of the parties hereto that the provisions of this Rollover Agreement be enforced to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Rollover Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Rollover Agreement or affecting the validity or enforceability of this Rollover Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Rollover Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

The undersigned represents and warrants that the undersigned has carefully read this Rollover Agreement; that the undersigned executes this Rollover Agreement with full knowledge of the contents of this Rollover Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that the undersigned has had the opportunity to receive independent legal advice with respect to the matters set forth in this Rollover Agreement and with respect to the rights and asserted rights arising out of such matters; that the undersigned has been advised to, and has had the opportunity to, consult with the undersigned’s personal attorney prior to entering into this Rollover Agreement; and that the undersigned is entering into this Rollover Agreement of the undersigned’s own free will. The parties agree that this Rollover Agreement shall not be construed for or against either party in any interpretation thereof.

This Rollover Agreement shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any person other than the undersigned and Parent and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this letter.

This Rollover Agreement may be enforced by Parent only at the direction of Vector in its sole discretion and by the undersigned. Parent shall have no right to enforce this Rollover Agreement unless directed to do so by Vector in its sole discretion. Neither the Company’s nor Parent’s creditors shall have a right to enforce this Rollover Agreement or to cause Parent or the Company, on behalf of Parent, to enforce this Rollover Agreement.

This Rollover Agreement may be executed in one or more counterparts, all of which shall be considered one and the same letter and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

This Rollover Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Rollover Agreement or the negotiation, execution or performance of this Rollover Agreement shall be construed, performed and enforced in accordance with the Laws of the State of New York without regard to the conflicts of law rules of such state.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Rollover Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in any federal or state court located in the Borough of Manhattan, New York City, State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 of the Merger Agreement shall be deemed effective service of process on such party.

Upon the closing of the contribution of the Rollover Shares to Parent in connection with this Rollover Agreement and the Closing under the Merger Agreement, Parent shall reimburse the undersigned for his reasonable documented third party expenses incurred in connection with this Rollover Agreement.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS ROLLOVER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely,

Stockholder

By:

[Signature page to Rollover Commitment Letter]

Accepted and Agreed to as of the date first above written.

VECTOR CH HOLDINGS (CAYMAN), L.P.

By its General Partners

VECTOR CAPITAL, L.L.C.

By:
Name:
Title:

VECTOR CAPITAL, LTD.

By:
Name:
Title: